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                                                                  Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information:                    Investor Relations and
Media:                                      Corporate Communications:
Mary Johnson                                Amy Hedison
Fleishman-Hillard                           EXACT Sciences
P: (617) 267-8223, ext.321                  P: (978) 897-2800, ext. 252
E: johnsonm@sfleishman.com                  E: ahedison@exactsciences.com

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                EXACT SCIENCES TO HOST CONFERENCE CALL FOR
               SECOND QUARTER 2001 RESULTS ON JULY 24, 2001

     Maynard, Mass. - July 17, 2001 - EXACT Sciences Corporation (NASDAQ:
EXAS) announced today that it will host a conference call for its second quarter 2001 financial and operating results on Tuesday, July 24, 2001 at 8:30 a.m. EDT. A live Webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link. The conference call and the Webcast are open to all interested parties. An archived version of the Webcast will be available at EXACT Sciences' Web site, www.exactsciences.com, through the Investor Relations link, for one month. A replay of the conference call also will be available for 48 hours, following the completion of the live call.

     EXACT Sciences will announce its second quarter 2001 financial and operating results on Monday, July 23, 2001, after the close of regular market trading hours.

     Information for the call is as follows:
         Domestic callers:             877-692-2594
         International callers:        973-628-9554
     The conference call replay information is as follows:
         Domestic callers:             877-519-4471
         International callers:        973-341-3080
         PIN #: 2725905

About EXACT Sciences Corporation EXACT Sciences Corporation is an applied genomics company that has developed proprietary technologies that may be used for the early detection of several common cancers. EXACT Sciences has selected colorectal cancer as the first application of its technologies. Colorectal cancer is the most deadly cancer among non-smokers, and is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Maynard, Mass. Detailed information on EXACT Sciences can be found on the World Wide Web at www.exactsciences.com. Information on EXACT Sciences also is available at 866-IR4-EXAS.

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